As filed with the Securities and Exchange Commission on January 23, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALNYLAM PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0602661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
300 Third Street
Cambridge, Massachusetts 02142
(617) 551-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John M. Maraganore, Ph.D.
President and Chief Executive Officer
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
(617) 551-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Steven D. Singer, Esq.
Peter N. Handrinos, Esq.
WILMERHALE
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-129905
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities	Aggregate	Amount of
To Be Registered	Offering Price	Registration Fee(1)
Common Stock, $.01 par value per share(2)	$15,000,000 (3)	$1,605

(1)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933.

(2)	An indeterminate number of shares of common stock of the registrant may be sold from time to time by the registrant. The common stock includes associated Series A Junior Participating Preferred Stock Rights pursuant to the Rights Agreement, dated as of July 13, 2005, between the registrant and EquiServe Trust Company, N.A., as Rights Agent.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $15,000,000.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed to register an additional $15,000,000 of shares of the common stock, par value $.01 per share, of Alnylam Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-129905), which was declared effective on December 20, 2005, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith.
     The required opinions and consents are listed on an Exhibit Index attached to this registration statement and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on January 23, 2006.

ALNYLAM PHARMACEUTICALS, INC.
By:	John M. Maraganore
John M. Maraganore, Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Maraganore John M. Maraganore, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2006

/s/ Patricia L. Allen Patricia L. Allen	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	January 23, 2006

*	Director	January 23, 2006

Peter Barrett, Ph.D.

*	Director	January 23, 2006

John K. Clarke

	Director	January 23, 2006

Vicki L. Sato, Ph.D.

*	Director	January 23, 2006

Paul R. Schimmel, Ph.D.

*	Director	January 23, 2006

Phillip A. Sharp, Ph.D.

*	Director	January 23, 2006

Kevin P. Starr

*	Director	January 23, 2006

James L. Vincent

*	By: /s/ John M. Maraganore

Name: John M. Maraganore, Ph.D.
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (To be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of the Registrant (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50743) for the quarterly period ended June 30, 2005 and incorporated herein by reference).

4.2	Amended and Restated By-Laws of the Registrant (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113162), and incorporated herein by reference).

4.3	Form of Common Stock Certificate (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113162), and incorporated herein by reference).

4.4	Rights Agreement dated as of July 13, 2005 between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on July 14, 2005 (File No. 000-50743) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

*	Previously filed